Exhibit 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Second Quarter Diluted Net Income of $0.41 per Unit; Declares a $0.41 per Unit Cash Distribution

New York, NY, July 30 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended June 30, 2009.

AllianceBernstein Holding (The Publicly-Traded Partnership):

•	Diluted net income per Unit for the quarter ended June 30, 2009 was $0.41, a decrease of 57% from $0.96 for the same period in 2008.

•
Distribution per Unit for the second quarter of 2009 will be $0.41, a decrease of 57% from $0.96 for the same period in 2008.  The distribution is payable on August 20, 2009 to holders of record of AllianceBernstein Holding Units at the close of business on August 10, 2009.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at June 30, 2009 were $447 billion, a 38% decrease from a year ago, due to net outflows and substantial market depreciation.

•
Net outflows for the three months ended June 30, 2009 were $24 billion, consisting of Institutional net outflows of $19 billion, Retail net outflows of $3 billion and Private Client net outflows of $2 billion.

“The second quarter of 2009 brought an improvement in global capital markets where both equity and credit markedly improved and many of AllianceBernstein’s investment services outperformed their benchmarks and peer averages.  Specifically, a number of our Value and Fixed Income services delivered exceptional returns for clients, while most Growth equity services underperformed,” said Peter S. Kraus, Chairman and Chief Executive Officer.

“Assets under management increased by $36 billion, or 9%, sequentially, as positive investment returns were partially offset by net outflows.  Total net outflows were $24 billion compared to $20 billion for the first quarter of 2009, with lower Private Client net outflows and flat Retail net outflows more than offset by higher Institutional net outflows.  Our pipeline of won but unfunded Institutional mandates declined to $3 billion from $4 billion at March 31, 2009.

“Our institutional research services unit had another solid quarter, with revenues flat compared to the prior year quarter but up 5% sequentially, although volumes did decelerate in June.  The firm’s research quality and trading capabilities were recognized in several ways during the quarter.  Bernstein research was again ranked #1 on all key metrics of research quality in a leading independent survey of U.S. institutional investors and achieved its best ever result in Thomson Reuters Extel survey of European institutional investors.  Also, Bernstein was ranked #1 in trade execution quality for the second consecutive year among full-service brokers in ITG's BrokersEDGE survey.

“During the second quarter, we won significant mandates in connection with U.S. Government programs.  Earlier in the quarter, we announced that AllianceBernstein had been hired by the United States Treasury Department as one of only three firms to manage its portfolio of assets issued by banks and other institutions taking part in the Capital Purchase Program of the Troubled Assets Relief Program (TARP).  More recently, we announced that AllianceBernstein was selected as one of nine pre-qualified fund managers in the Public-Private Investment Program (PPIP).  We also raised over $430 million through our Term Asset-Backed Loan Facility (TALF) Fund, primarily through our Institutional and Private Client channels.

“As of June 30, 2009, client assets under management were $447 billion, down 38% compared to June 30, 2008, due to net outflows and substantial market depreciation.  Year-over-year advisory fee revenues declined by $347 million, or 44%, as the impact of lower assets under management was magnified by a lower average fee realization rate, resulting from a mix shift towards lower-fee Fixed Income and domestic Equity services when compared to the prior-year quarter.  Distribution revenues, which are directly related to average Retail assets under management, fell by $44 million, or 40%.  However, these lower revenues were largely offset by a $37 million decline in distribution plan expenses, which are included in Promotion and Servicing expenses.  During the quarter, we recorded a gain of $63 million on investments related to employee deferred compensation compared to a loss of $12 million in the prior year quarter.  This positive variance was partially offset by lower Venture Capital Fund gains.

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“Operating expenses declined $143 million, or 20%, compared to the prior-year quarter.  Employee compensation and benefits declined $103 million, or 24%, the result of lower incentive compensation accruals, commissions and base salaries, the latter driven by a 17% reduction in staff.  Promotion and servicing expenses declined by $50 million, or 32%, due mostly to lower distribution plan expenses, as well as lower travel expenses.  General and Administrative expenses increased $12 million, or 9%, compared to the second quarter of 2008, as an unfavorable foreign exchange variance and insurance proceeds received in the prior-year quarter were partially offset by lower occupancy-related expenses.

“With sharply reduced revenue only partially offset by expense reductions, net income attributable to AllianceBernstein Unitholders fell 54% when compared to the second quarter of 2008.  Operating margin was 18.3%, down from 28.9% in the second quarter of 2008.  Diluted net income and distributions per Unit for the publicly-traded partnership fell 57% to $0.41, a slightly greater decline than at the operating partnership level due to the publicly-traded partnership’s tax structure.

“While the global capital markets have begun to respond to early signs of economic recovery, significant risks and challenges persist.   As such, the capital markets continue to be characterized by heightened volatility and a significant increase in the dispersion of individual stock performance.   While these conditions can feel unsettling over the short-term, they should provide active asset managers with long-term opportunities to generate alpha for their clients.  In credit markets, while spreads have narrowed, they remain at multiples of historic levels, thereby providing the potential for robust returns.

“For AllianceBernstein, continued outperformance is essential for maintaining client trust, which, over time, should lead to a return to solid organic growth in assets under management.  Furthermore, our lower expense base should provide for operating leverage as revenues grow,” concluded Mr. Kraus.

SECOND QUARTER 2009 EARNINGS CONFERENCE CALL INFORMATION AND NOTIFICATION OF FILING OF PERIODIC REPORTS WITH THE SEC

AllianceBernstein’s management will review second quarter 2009 financial and operating results on Thursday, July 30, 2009 during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer and Robert H. Joseph, Jr., Chief Financial Officer.

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Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 18685240.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of second quarter 2009 financial results on July 30, 2009.  A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EDT) on July 30, 2009 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 18685240.

AllianceBernstein and AllianceBernstein Holding will file their Forms 10-Q for the quarter ended June 30, 2009 at approximately 4:00 p.m. (EDT) on July 30, 2009 and intends to file future periodic reports with the SEC on the same day they release quarterly earnings.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At June 30, 2009, AllianceBernstein Holding L.P. owned approximately 34.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.2% economic interest in AllianceBernstein.

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect our revenues, financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our backlog of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
Our expectation that the significant challenges that persist in today’s global capital markets should provide active asset managers with long-term opportunities to generate alpha for their clients: Historical performance is not necessarily indicative of future results or market movements. The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

•
Our expectation that our lower expense base should provide for operating leverage as revenues grow: Unanticipated events and factors, including strategic initiatives, may cause us to expand our expense base, thus limiting the extent to which we benefit from any positive leverage in future periods.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
JUNE 30, 2009
(unaudited, $ thousands)

	Three Months Ended
	6/30/09	6/30/08
Revenues:
Investment Advisory & Services Fees	$448,110	$794,638
Distribution Revenues	64,582	107,935
Institutional Research Services	110,867	110,454
Dividend and Interest Income	6,577	21,322
Investment Gains (Losses)	65,284	9,056
Other Revenues	27,400	30,687
Total Revenues	722,820	1,074,092
Less: Interest Expense	1,380	10,468
Net Revenues	721,440	1,063,624

Expenses:
Employee Compensation & Benefits	324,961	428,198
Promotion & Servicing
Distribution Plan Payments	48,786	78,667
Amortization of Deferred Sales Commissions	13,844	20,518
Other	44,155	57,417
General & Administrative	150,153	138,050
Interest on Borrowings	675	3,251
Amortization of Intangible Assets	5,554	5,179
	588,128	731,280

Operating Income	133,312	332,344
Non-Operating Income	5,951	3,591
Income Before Income Taxes	139,263	335,935
Income Taxes	9,668	30,991
Net Income	129,595	304,944
Net Income in Consolidated Entities attributable to Non-Controlling Interests	(1,300)	(24,655)

Net Income attributable to AllianceBernstein Unitholders	$128,295	$280,289

Operating Margin(1)	18.3%	28.9%

(1) "Operating Margin" = (Operating Income - Net Income attributable to Non-Controlling Interests)/Net Revenues

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY-TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	6/30/09	6/30/08

Equity in Net Income Attributable to AllianceBernstein	$44,092	$93,042

Income Taxes	5,839	9,131

NET INCOME	38,253	83,911

Additional Equity in Net Income Attributable to AllianceBernstein(1)	9	139

NET INCOME - Diluted (2)	$38,262	$84,050

DILUTED NET INCOME PER UNIT	$0.41	$0.96

DISTRIBUTION PER UNIT	$0.41	$0.96

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN L.P. AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
JUNE 30, 2009

		Weighted Average Units Three Months Ended
	Period End Units	Basic	Diluted

AllianceBernstein L.P.	265,844,111	265,625,168	265,626,073

AllianceBernstein Holding	92,450,268	92,231,325	92,232,230

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED JUNE 30, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$257.8	$90.9	$62.0	$410.7

Sales/New accounts	1.3	4.5	1.4	7.2
Redemptions/Terminations	(15.8)	(5.9)	(1.7)	(23.4)
Cash flow	(4.2)	(1.9)	(1.4)	(7.5)
Unreinvested dividends	-	(0.2)	(0.1)	(0.3)
Net outflows	(18.7)	(3.5)	(1.8)	(24.0)

Market performance	38.7	15.2	6.4	60.3

End of Period	$277.8	$102.6	$66.6	$447.0

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT JUNE 30, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$139.7	$76.4	$64.8	$280.9
Non-U.S. Clients	138.1	26.2	1.8	166.1
Total	$277.8	$102.6	$66.6	$447.0

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT JUNE 30, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$18.6	$10.3	$12.2	$41.1
Global & International	80.7	23.6	10.4	114.7
	99.3	33.9	22.6	155.8
Growth
U.S.	15.8	8.5	8.6	32.9
Global & International	33.1	12.3	5.9	51.3
	48.9	20.8	14.5	84.2

Total Equity	148.2	54.7	37.1	240.0

Fixed Income:
U.S.	65.9	9.4	29.0	104.3
Global & International	49.8	23.4	0.5	73.7
	115.7	32.8	29.5	178.0

Other:(1)
U.S.	7.2	13.3	-	20.5
Global & International	6.7	1.8	-	8.5
	13.9	15.1	-	29.0

Total:
U.S.	107.5	41.5	49.8	198.8
Global & International	170.3	61.1	16.8	248.2
	$277.8	$102.6	$66.6	$447.0

(1) Includes Index, Structured and Asset Allocation services.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	6/30/09	6/30/08	6/30/09	6/30/08

Ending Assets Under Management	$447.0	$716.6	$447.0	$716.6

Average Assets Under Management	$437.5	$747.8	$511.3	$777.7

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